UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2006

GOLF GALAXY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-51460	41-1831724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7275 Flying Cloud Drive Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 941-8848

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 15, 2006, the registrant issued a news release announcing it has signed an agreement to acquire Ralph Maltby Enterprises, Inc. a/k/a The GolfWorks. The news release also disclosed the expected impact of the acquisition on the registrant’s earnings per share for fiscal 2007 and fiscal 2008. The full text of the news release is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On February 15, 2006, the registrant issued a news release announcing it has signed an agreement to acquire Ralph Maltby Enterprises, Inc. a/k/a The GolfWorks. The news release also disclosed the expected impact of the acquisition on the registrant’s earnings per share for fiscal 2007 and fiscal 2008. The full text of the news release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99.1

News release issued February 15, 2006, announcing the registrant has signed an agreement to acquire Ralph Maltby Enterprises, Inc. a/k/a The GolfWorks, furnished pursuant to Item 7.01 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF GALAXY, INC.
(Registrant)

Date February 16, 2006	/s/ RICHARD C. NORDVOLD
Richard C. Nordvold
Chief Financial Officer